Exhibit 8.1

Jeffry M. Blair (214) 855-4330 jblair@jenkens.com	Jenkens & Gilchrist A PROFESSIONAL CORPORATION 1445 ROSS AVENUE Suite 3200 DALLAS, TEXAS 75202 (214) 855-4500 FACSIMILE (214) 855-4300 www.jenkens.com	AUSTIN, TEXAS
(512) 499-3800
CHICAGO, ILLINOIS
(312) 425-3900
HOUSTON, TEXAS
(713) 951-3300
LOS ANGELES, CALIFORNIA
(310) 820-8800
NEW YORK, NEW YORK
(212) 704-6000
PASADENA, CALIFORNIA
(626) 578-7400
SAN ANTONIO, TEXAS
(210) 246-5000
WASHINGTON, D.C.
(202) 326-1500

June 28, 2004

Board of Directors
EuroBancshares, Inc.
270 Munoz Rivera Avenue
San Juan, Puerto Rico 00918

Re:	U.S. Federal Income Tax Opinion Issued to EuroBancshares, Inc. in Connection with the Filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission

Ladies and Gentlemen:

     We have acted as special counsel to EuroBancshares, Inc., a Puerto Rico corporation (“EuroBancshares”), in connection with the registration of shares of the common stock of EuroBancshares that may be issued pursuant to the prospectus (the “Prospectus”), all as described in the registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on May 14, 2004 (as thereafter amended from time to time and together with all exhibits thereto, the “Registration Statement”). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     Set forth below is our opinion, together with the representations, assumptions and documents upon which we have relied in rendering our opinion.

A.  Documents Reviewed

     In connection with the opinion rendered below, we have reviewed and relied upon the following documents:

          1. the Registration Statement;

Jenkens & Gilchrist

A PROFESSIONAL CORPORATION

June 28, 2004

          2. the Officer’s Certificate of EuroBancshares with respect to various factual representations and certifications (the “Certificate”); and

          3. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

     B. Representations

     In connection with the opinion rendered below, we have reviewed and relied upon the factual representations set forth in the Certificate.

     C. Assumptions

     In connection with the opinion rendered below, we have assumed:

          1. that all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents;

          2. that the description of and transactions relating to the issuance of the common stock described in the Registration Statement will be timely consummated as contemplated therein and without waiver of any material provision thereof; and

          3. the Certificate is true and accurate in all material respects as of the date hereof.

     D. Opinion

     Based solely upon the documents and assumptions set forth above, conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificate as of the date hereof, and subject to the limitations set forth in the Registration Statement and below, it is our opinion that the descriptions of the law contained in the Registration Statement under the caption “Taxation-United States Taxation” are correct in all material respects and that the discussion thereunder represents an accurate description of the material United States federal income tax consequences relating to U.S. Holders and Puerto Rico corporations with respect to the purchase, ownership and disposition of EuroBancshare’s common stock offered under the Prospectus.

Jenkens & Gilchrist

A PROFESSIONAL CORPORATION

June 28, 2004

     E. Limitations

          1. Except as otherwise indicated, the opinion contained in this letter is based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the “Regulations”), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

          2. The opinion expressed herein represent counsel’s best legal judgment and is not binding upon the Internal Revenue Service or the courts and is dependent upon the accuracy and completeness of the documents we reviewed and the assumptions made and the factual representations contained in the Certificate. To the extent that any of the factual representations provided to us in the Certificate are with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations, and we are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the assumptions set forth above, the facts contained in the documents, the factual representations set forth in the Certificate or the facts contained in the Registration Statement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations made by EuroBancshares could adversely affect the opinion stated herein.

          3. No opinion is expressed as to any U.S. federal income tax consequences of the offering under the Prospectus or the other transactions contemplated by the Registration Statement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax laws.

          4. This opinion letter is issued solely for the benefit of EuroBancshares in connection with the offering under the Prospectus and no other person or entity may rely hereon without our express written consent. This opinion letter may be filed as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category

Jenkens & Gilchrist

A PROFESSIONAL CORPORATION

June 28, 2004

of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

JENKENS & GILCHRIST,
a Professional Corporation

By: /s/ Jeffry M. Blair
Jeffry M. Blair, Authorized Signatory